UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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People’s United Financial, Inc.

(Name of Registrant as Specified In Its Charter)

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On April 28, 2020, People’s United Financial, Inc. issued the following press release:

FOR IMMEDIATE RELEASE

People’s United Financial Changes Location of Annual Shareholder Meeting to Virtual Only Attendance

BRIDGEPORT, Conn. April 28, 2020 — People’s United Financial, Inc. (NASDAQ: PBCT), today announced that the location of the previously announced 2020 Annual Meeting of Shareholders on May 21, 2020 at 10:00 AM EDT has been changed. People’s United Financial has determined that due to federal, state, and local government protocols in place concerning the coronavirus (COVID-19), and to support the health and well-being of our shareholders, employees, Board and management, it will hold the 2020 Annual Meeting of Shareholders solely by remote communication, in a virtual meeting only format. Shareholders will not be able to attend the 2020 Annual Meeting in person.

As described in the proxy materials previously distributed in connection with the Annual Meeting, shareholders of record as of the close of business on March 27, 2020 are entitled to participate in the Annual Meeting. Shareholders who wish to attend the virtual meeting live may visit www.virtualshareholdermeeting.com/PBCT2020 and enter their Control Number found on their previously distributed proxy card, notice, voting instruction form, or proxy materials. Once admitted to the virtual meeting, shareholders may attend the presentation, vote and submit questions during the Annual Meeting by using their Control Number and following the instructions available on the virtual meeting website. Broadridge Financial will host the virtual meeting and tabulate votes for the virtual meeting.

Whether or not a shareholder plans to attend the virtual Annual Meeting, it is important that their shares are represented at the meeting and voted. People’s United Financial encourages shareholders to vote in advance of the meeting by internet, phone or mail as described in the proxy materials and to submit their proxies in advance of the meeting.

About People’s United Bank

People’s United Bank, N.A. is a subsidiary of People’s United Financial, Inc., a diversified, community-focused financial services company headquartered in the Northeast with over $60 billion in assets. Founded in 1842, People’s United Bank offers commercial and retail banking through a network of over 400 retail locations in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine, as well as wealth management and insurance solutions. The company also provides specialized commercial services to customers nationwide.

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Investor Contact:

Andrew Hersom

Investor Relations

203.338.4581

Andrew.Hersom@peoples.com

Media Contact:

Steven Bodakowski

Corporate Communications

203.338.4202

Steven.Bodakowski@peoples.com